Exhibit 23.1

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-42114 and Form S-3 Nos. 333-42390, 333-46756, 333-53025, 333-72118, 333-53200, 333-85632, 333-86658 and 333-88152) of Hypertension Diagnostics, Inc. of our report dated August 25, 2004, which expresses an unqualified opinion appearing in this Annual Report on Form 10-KSB of Hypertension Diagnostics, Inc. for the year ended June 30, 2004.

/s/ VIRCHOW, KRAUSE & COMPANY, LLP

Minneapolis, Minnesota
September 28, 2004